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                                                                    EXHIBIT 99.1

FOR IMMEDIATE RELEASE

Contact:    Matt Wolfrom/Lauren Meller         Matt Fanning
            --------------------------         ------------
            @Home Network                      Comcast Corporation
            650/569-5195/5181                  215/981-8589


                @Home Network Acquires Narrative Communications
                         For Approximately $89 Million

           Combination of Narrative's Enliven Technology with @Home
        Network Offers Powerful Internet Advertising Solutions; Expands
           @Home Network Reach to Internet Advertisers and Consumers
                                  Everywhere

REDWOOD CITY, Calif., December 18, 1998 -@Home Network (Nasdaq: ATHM), the leading provider of Internet services via the cable infrastructure, today announced that it has entered into an agreement to acquire Narrative Communications Corp., the leader in high-impact rich media advertising solutions for the Web. At the closing date of the transaction, valued at approximately $89 million at @Home's closing price on December 17, 1998, Narrative will become the Enliven Business Unit of @Home Network. The closing of the transaction is subject to several conditions, but is expected to occur in late December 1998 or early January 1999.

The acquisition will fuel the rapid growth of richer, more engaging Internet advertisements. Ads created with the Enliven rich media advertising technology deliver unique value to both advertisers and consumers through a variety of multimedia, interactive, and commerce capabilities and campaign tracking and reporting. According to Forrester Research, results driven by these advantages are expected to grow rich media advertising to 20 percent of all banner ads run in 1999.

The combination of @Home's broadband marketplace leadership and the widespread adoption of Narrative's Enliven services and technology creates a world class entity to accelerate the evolution of the Internet as the prevalent advertising, direct marketing, and commerce medium. Ad agencies and major advertisers such as General Motors, Hewlett Packard, IBM, Procter and Gamble, and Sprint have moved to implement Enliven-based campaigns to increase the effectiveness of their online advertising and direct marketing initiatives.

"The merger of our business with Narrative's is about growth of @Home Network, growth of rich media advertising solutions for our customers, and growth of the Internet advertising market," said Charles Moldow, vice president, @Media sales and marketing for @Home Network. "Not only do we become a one-stop-shop for interactive Web
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advertising campaigns across the continuum of Internet connections, we'll also have the ability to build more interactive multimedia effects into @Home's online publishing and advertising content."

Advertisers will have the option of conducting large-scale, highly interactive, rich media advertising campaigns across a full complement of Internet distribution channels, including standard dial-up, high speed (T1, ISDN), @Home broadband PC, and TV set-top connections. Across this distribution network, advertisers will leverage Enliven's comprehensive palette of creative options to deliver high quality, fully interactive video, audio, and animated ads to a broad Internet audience. Enliven also empowers consumers to conduct e-commerce transactions, print marketing collateral on-demand, submit lead generation information, and execute database queries within the ad.

"We will continue to aggressively develop technologies and service offerings to facilitate the creation, delivery, and measurement of more effective online advertising, marketing, and commerce campaigns," said Hilmi Ozguc, co-founder and CEO of Narrative. "With the resources of @Home behind us, we aim to establish Enliven as the clear standard for advertising across PC, TV set-top, and consumer devices connected to the Internet."

Easy ad creation, wide distribution, detailed results measurement, and superior consumer experiences are frequently cited reasons why advertisers chose Enliven over traditional GIF ad banners and other Java-based solutions.

TERMS OF THE AGREEMENT
Narrative's management, employees and offices will remain largely unchanged, and will continue to serve its existing customer base of advertisers and agencies in delivering innovative campaigns across a wide range of publishing sites, platforms, and connection speeds.

Under terms of the merger agreement, @Home will acquire all outstanding shares and assume all outstanding options and warrants of Narrative in exchange for
1.34 million to 1.55 million shares of @Home common stock, based on the closing price of @Home's stock. @Home would issue 1.34 million shares in the merger valued at approximately $89,000,000, based on the closing price of @Home common stock on December 17, 1998. The companies anticipate the transaction, which is subject to several conditions, will close in late December 1998 or early January 1999.

ABOUT ENLIVEN SERVICES
Narrative's Enliven Services is a complete set of end-to-end network and professional service offerings that provides advertisers with one-stop access to all the tools required to create, deliver, measure, and manage highly interactive multimedia Web ad campaigns. Enliven Services includes ad production consulting, campaign hosting, site acceptance management, consolidated campaign reporting and measurement, and technical support services. All Enliven Services support Macromedia Director authoring, enabling advertisers to leverage existing skills and creative assets.
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More than 50 leading advertising agencies use Enliven to create results-driven campaigns that are run on over 300 Web sites, making Enliven the most widely used and published rich media solution on the Web.

ABOUT NARRATIVE COMMUNICATIONS CORP.
Narrative Communications Corp. is the leading provider of highly effective, rich media advertising technologies and solutions to the Internet advertising community. Narrative's mission is to enable customers and partners to improve the effectiveness of online advertising, and drive the success of the rich media advertising market, by making Enliven the standard Web advertising solution.
The company develops and markets a complete set of offerings that combines innovative Web advertising technologies with comprehensive ad delivery, measurement and transactional services, enabling businesses to substantially increase the effectiveness of their online branding, direct marketing and electronic commerce campaigns. Narrative had a net loss of approximately $5.7 million on revenue of approximately $250,000 in 1997 and anticipates a comparable net loss in 1998 on revenues approximately three times those of 1997.

Narrative Communications has offices in Waltham, Mass. and Los Altos, Calif. Corporate headquarters is located at 1601 Trapelo Road, Waltham, MA, 02451, and can be reached by telephone at (781) 290-5300. Narrative's Web site and email addresses are www.narrative.com and info@narrative.com, respectively.

@HOME NETWORK
Based in Redwood City, California, @Home Network (Nasdaq: ATHM) distributes high-speed interactive services to residences and businesses using its own network architecture and a variety of transport options including the cable industry's hybrid-fiber coaxial infrastructure. The cable connection provides users significant increases in speed over conventional Internet services. Leveraging the "always on" attributes of cable, @Home allows for unique multimedia applications that go beyond current Web experiences. Individuals seeking additional information about availability and subscription can refer to the @Home Network Web site (www.home.net). Since its founding in 1995, @Home Network has reached affiliate agreements with eighteen leading cable companies-worldwide, including Bresnan Communications Company, Cablevision Systems Corp., CasTel, Century Communications, Cogeco Cable Inc., Comcast Corporation, Cox Communications, Garden State Cable, Insight Communications, InterMedia Partners, Jones Intercable, Lenfest Communications, Marcus Cable, Midcontinent Cable Co., Palet Kabelcom, Rogers Cablesystems Limited, Shaw Communications, and Tele-Communications Inc.

ACCOUNTING TREATMENT
The acquisition will be accounted for as a purchase. The Company anticipates that a substantial majority of the purchase price will be allocated to intangible assets and amortized over the respective useful lives of those assets, and the remainder will be a charge to operations related to in-process research and development.
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                                      ###

Narrative and Enliven are trademarks of Narrative Communications Corporation. @Home and the @ logo are registered trademarks, and @Home Network is a trademark of At Home Corporation and may be registered in certain jurisdictions. All other brands and product names are trademarks of their respective owners.

This press release contains forward-looking information within the meaning of
Section 27A of the Securities Exchange Act of 1933 and Section 21E of the Securities Exchange Act of 1934, and is subject to the safe harbors created by those sections. These forward-looking statements include statements related to:
Advertisers' ability to leverage Enliven's comprehensive palette of creative options to deliver high quality, fully interactive video, audio, and animated ads; the future aggressive development of technologies and service offerings related to Narrative's technology; the management, employees, and offices of Narrative remain largely unchanged; and Narrative continuing to serve its existing customer base of advertisers and agencies in delivering innovative campaigns across a wide range of publishing sites, platforms, and connection speeds. Actual results may differ materially due to a number of factors, including: @Home's ability to integrate Narrative's personnel into @Home's organization; the extent to which @Home develops or acquires other technologies that are similar to Enliven or other Narrative technologies; and the technological, operational and financial challenges associated with the deployment of Narrative's technology. The matters discussed in this press release also involve risks and uncertainties described from time to time in @Home's filings with the Securities and Exchange Commission. In particular, see the risk factors described in @Home's Form S-3 Registration Statement filed on August 12, 1998 and in its Form 10-Q for the quarter ended September 30, 1998. @Home assumes no obligation to update the forward-looking information contained in this press release.